SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2003

Date of report (Date of earliest event reported)

SCHMITT INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-23996	93-1151989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2765 N.W. Nicolai Street
Portland, Oregon  97210

(Address of Principal Executive Offices) (Zip Code)

(503) 227-7908

(Registrant’s Telephone Number,

Including Area Code)

Former Name or Former Address, if Changed Since Last Report:  N/A

Item 4.    Changes in Registrant’s Certifying Accountant.

The registrant has engaged Grant Thornton as the principal accountant to audit the registrant’s financial statements effective June 1, 2003.  PriceWaterhouseCoopers LLP, who was previously engaged as the principal accountant to audit the registrant’s financial statements, was dismissed on May 30, 2003, as reported on the registrant’s Form 8-K dated June 4, 2003.  The decision to change accountants was approved by the audit committee of the Board of Directors of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

Date: June 27, 2003	/s/ Wayne A. Case
Wayne A. Case
President and Chief Executive Officer

/s/ Robert C. Thompson
Robert C. Thompson
Chief Financial Officer